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                                                                 EXHIBIT 3.1 (b)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             EMI Acquisition Corp.

                                 ______________

                    Pursuant to Section 242 of the Delaware
                            General Corporation Law

                                 ______________

     1. EMI Acquisition Corp. (The "Corporation"), a corporation duly organized and existing under by virtue of the General Corporation Law of Delaware, hereby amends its Certificate of Incorporation, as follows:

     Article 1 is deleted in its entirety and the following is substituted in its place:

     "Article I:  The name of the Corporation is:

                           Educational Medical, Inc.

     2. The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors and the sole stockholder of the Corporation by written consent dated the 31st day of March, in accordance with the applicable provisions of Sections 141(f) and 228 of the General Corporation Law of the State of Delaware.

     3. The capital of the Corporation will not be reduced under or by reason of this Certificate of Amendment.
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        IN WITNESS WHEREOF, EMI Acquisition Corp. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President and attested by its Secretary this 1st day of March, 1988.

                                EDUCATIONAL MEDICAL, INC.
                                f/k/a EMI Acquisition Corp.

                                BY:  /s/  GARY D. KERBER
                                     -------------------------
                                     Gary D. Kerber, President

[SEAL]

ATTEST:

/s/ Morris C. Brown
----------------------------
                   Secretary

STATE OF FLORIDA     )
                     ) SS
COUNTY OF DADE       )

        THE FOREGOING instrument was acknowledged and sworn to before me this 31st day of March 1988 by Gary D. Kerber, President of EMI Acquisition Corp., on behalf of the Corporation.

                                /s/  WENDY LOOMIS RIGGS
                                ---------------------------
                                Notary Public, State of
                                Florida at Large

My Commission Expires:
                        [SEAL]

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